UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 0R 15(d) OF THE

                       SECURITIES AND EXCHANGE ACT OF 1934

                          ----------------------------

       DATE OF REPORT (Date of earliest event reported): January 22, 2004

                           ---------------------------

                                 MONROE BANCORP
             (Exact Name of Registrant as Specified in its Charter)

                           --------------------------

           INDIANA                      000-31951               35-1594017
 (State or other jurisdiction     (Commission File No.)      (IRS Employer
     of incorporation)                                     Identification No.)

                            210 East Kirkwood Avenue
                              Bloomington, IN 47408
          (Address of Principal Executive Offices, including Zip Code)

                                 (812) 336-0201
              (Registrant's Telephone Number, including Area Code)

Item 9.   Regulation FD Disclosure.


Item 12.  Results of Operations and Financial Condition.

          On January 22, 2004, Monroe Bancorp issued a press release setting forth annual and fourth quarter 2003 earnings and a financial summary herein as Exhibit 99 for reporting under items 9 and 12.

          In January 2003, the United States Securities and Exchange Commission ("SEC") issued Regulation G, "Conditions for Use of Non-GAAP Financial Measures." A non-GAAP financial measure is a numerical measure of a company's historical or future performance, financial position, or cash flow that excludes (includes) amounts or adjustments that are included (excluded) in the most directly comparable measure calculated in accordance with generally accepted accounting principles ("GAAP"). Regulation G requires companies that present non-GAAP financial measures to disclose a numerical reconciliation to the most directly comparable measurement using GAAP as well as the reason why the non-GAAP measure is an important measure.

          Management has used several non-GAAP financial measures throughout this press release relating to the special provision for loan losses. We believe the non-GAAP disclosures of net income and various ratios before the special provision are useful to both investors and management because they provide insight into how the Company would have performed without this special provision.

          Exhibit 99 Press release dated January 22, 2004

                                    SIGNATURE
                                    ---------

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE:  January 22, 2004

                                                 MONROE BANCORP



                                                 /s/ Gordon M. Dyott
                                                 -------------------------------
                                                 Gordon M. Dyott
                                                 Executive Vice President
                                                 Chief Financial Officer/ Chief
                                                 Accounting Officer

                                  EXHIBIT INDEX



Exhibit Number          Exhibit
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99                      Press Release, dated January 22, 2004